UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2016 (July 13, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2016, the Board of Directors (the “Board”) of Tenneco Inc. (the “Company”) approved amendments to certain provisions of the Company’s By-Laws, effective immediately. The By-Laws were amended to, among other things:

•	provide for meetings of stockholders by means of remote communication;

•	specify and enumerate the duties of the inspector for a meeting of stockholders and clarify the method of selection of such inspector;

•	clarify the authority of the chairman of the Board at meetings of stockholders;

•	provide that the chairman of the Board, instead of the Chief Executive Officer, preside at Board meetings;

•	clarify that the Company may issue uncertificated shares of capital stock in place of any lost, stolen or destroyed stock certificate;

•	clarify that attendance of a person at a meeting constitutes a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened; and

•	increase from 72 to 75 the age at which a person shall no longer be eligible for election or reelection as a director (except as otherwise determined by the Board in good faith).

In addition to the amendments described above, the amendments to the By-Laws include changes to clarify language and consistency with Delaware law and make various administrative, technical and conforming changes. The foregoing summary of the amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended By-Laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	By-Laws of Tenneco Inc., as amended July 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 15, 2016	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary